UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2020

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market
Warrants to purchase common stock	CTXRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2020, Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC  (“Wainwright”), which was amended and restated on August 5, 2020 (as amended and restated, the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, the Company agreed to sell in a firm commitment offering (the “Offering”) 7,964,804 shares of common stock at a price to the public of $1.05 per share (the “Offering Shares”). In addition, the Company granted Wainwright an option to purchase, at the public offering price per share of common stock, up to an additional 1,194,720 shares of common stock (the “Option”), exercisable for 30 days from the date of the Underwriting Agreement (the “Option Shares”), which Wainwright exercised in full on August 7, 2020.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company and Wainwright against certain liabilities and customary contribution provisions in respect of those liabilities.

Wainwright acted as the sole book-running manager for the offering. The Company paid Wainwright underwriting discounts and commissions equal to 7% of the gross proceeds of the offering, along with a management fee equal to 1% of the gross proceeds of the offering, and an expense reimbursement of $147,900, which included legal, clearing, and certain non-accountable expenses. The Company also issued to Wainwright and its designees, as underwriting compensation, warrants to purchase up to an aggregate of 641,166 shares of common stock, which represents 7% of the aggregate number of shares sold in the Offering (the “Underwriter Warrants”). The exercise price of the Underwriter Warrants is $1.3125 per share and they are exercisable for five years from the date of the Underwriting Agreement. The Underwriter Warrants and the shares issuable upon exercise of the Underwriter Warrants are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The sale of the Offering Shares and Option Shares and the issuance of the Underwriter Warrants closed on August 10, 2020.

The Company intends to use the proceeds from the Offering for general corporate purposes, including its Phase 3 clinical Mino-Lok trial for the treatment of catheter related bloodstream infections, development of Mino-Wrap, its Phase 2b trial of Halo-Lido cream for the treatment of hemorrhoids, its other product development initiatives and working capital and capital expenditures.

The Offering Shares and Option Shares are registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-221492), including a prospectus supplement dated August 5, 2020 to the prospectus contained therein dated December 15, 2017, filed by the Company with the Securities and Exchange Commission on August 7, 2020, pursuant to Rule 424(b)(5) under the Securities Act.

A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the legality of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement and the Underwriter Warrants are qualified in their entirety by reference to the Underwriting Agreement and form of Underwriter Warrant, copies of which are attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

Item 8.01.	Other Events.

On August 5, 2020, we issued a press release announcing the pricing of the Offering described in Item 1.01 of this Report. On August 5, 2020, we issued a second press release announcing the  upsizing of the Offering. On August 10, 2020, we issued a press release announcing the closing of the Offering. A copy of each press release is attached as Exhibit 99.1, Exhibit 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Amended and Restated Underwriting Agreement between Citius Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC, dated as of August 5, 2020.
4.1	Form of Underwriter Warrant.
5.1	Opinion of Wyrick Robbins Yates & Ponton, LLP.
23.1	Consent of Wyrick Robbins Yates & Ponton, LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press Release dated August 5, 2020.
99.2	Press Release dated August 5, 2020.
99.3	Press Release dated August 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2020	CITIUS PHARMACEUTICALS, INC.

/s/ Myron Holubiak
Myron Holubiak President and Chief Executive Officer

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